News Release

Unisys Announces 2Q19 Results; Total Company Revenue Grows At Highest Rate in Over 20 Years and Company Generates Positive Free Cash Flow; Company Reaffirms Full-Year Guidance

•Total revenue grew 12.9% year over year (16.5% on a constant-currency(1) basis)
◦Total non-GAAP adjusted revenue(3) grew 12.0% year over year, the highest quarterly rate in over 20 years
◦U.S. Federal sector revenue grew 33.1% year over year
•Operating profit margin expanded 340 basis points year over year to 11.5%
◦Non-GAAP operating profit(4) margin expanded 370 basis points year over year to 12.0%
•Operating cash flow of $50.9 million, up $62.6 million year over year
◦Free cash flow(11) of $11.3 million, up $67.9 million year over year
•Diluted EPS increased 6 times year over year to $0.42
◦Non-GAAP diluted EPS(10) increased 123% year over year to $0.87
•Company reaffirms full-year guidance

BLUE BELL, Pa., July 30, 2019 – Unisys Corporation (NYSE: UIS) today reported second-quarter 2019 financial results and reaffirmed full-year guidance. “We are pleased to see continued revenue growth coupled with higher non-GAAP operating profit margin and positive free cash flow this quarter,” said Unisys Chairman and CEO Peter A. Altabef. “We are also encouraged by the ongoing strength in our U.S. Federal sector, which grew revenue over 33 percent year over year in the second quarter.”

Second-Quarter Highlights

	Revenue Growth					Profitability
	Revenue Growth	Services Revenue Growth	Technology Revenue Growth			Operating Profit Margin		Net Income Margin		Adj. EBITDA Margin		Diluted EPS
GAAP	12.9%	11.4%	24.4%	GAAP		11.5%		3.5%				$0.42
Constant-Currency (GAAP)	16.5%	15.0%	27.3%		YoY Change	340	bps	290	bps			500%
Non-GAAP	12.0%	10.3%		Non-GAAP		12.0%				17.2%		$0.87
					YoY Change	370	bps			240	bps	123%
U.S. Federal Sector	33.1%

Summary of Second-Quarter 2019 Business Results
Company:
Second-quarter 2019 revenue grew 12.9% year over year to $753.8 million versus $667.4 million in the prior-year period (16.5% on a constant-currency basis). Non-GAAP adjusted revenue grew 12.0% to $747.3 million, the highest quarterly growth rate seen in over 20 years.

Operating profit margin in the second quarter expanded 340 basis points year over year to 11.5%. Non-GAAP operating profit margin expanded 370 basis points year over year to 12.0%.

Net income for the second quarter 2019 was $26.2 million, up $22.4 million versus $3.8 million in the prior-year period. Diluted earnings per share was up 6 times year over year to $0.42, compared to $0.07 in the prior-year period. Non-GAAP diluted earnings per share was up 123% year over year to $0.87 versus $0.39 in the prior-year period.

Adjusted EBITDA(9) grew 29.8% year over year in the second quarter to $128.5 million, versus $99.0 million in the prior-year period. Net income margin was up 290 basis points year over year to 3.5%, compared to 0.6% in the prior-year period. Adjusted EBITDA margin was up 240 basis points year over year to 17.2%, versus 14.8% in the prior-year period.

Operating cash flow in the second quarter was $50.9 million, up $62.6 million year over year, versus a use of cash of $11.7 million in the prior-year period. Free cash flow was $11.3 million, up $67.9 million year over year, compared to a use of cash of $56.6 million in the prior-year period. Adjusted free cash flow(12) was $48.3 million, up $52.9 million year over year, versus a use of cash of $4.6 million in the prior-year period. At June 30, 2019, the company had $507 million in cash and cash equivalents.

Services:
Services revenue grew 11.4% year over year in the second quarter (or 15.0% in constant-currency) to $653.4 million. Services non-GAAP adjusted revenue grew 10.3% year over year to $646.9 million, marking the highest growth rate since 2003 for this segment. Services gross profit margin was up 130 basis points year over year to 17.8%, and Services operating profit margin was up 280 basis points to 6.0%. Non-GAAP adjusted Services gross profit(5) margin was up 40 basis points year over year to 16.9%, and non-GAAP adjusted Services operating profit(6) margin was up 190 basis points year over year to 5.1%, the highest level since 2014. In the second quarter the noted margins all increased year over year inclusive of the ongoing impact of transitional business. Services backlog(2) was $4.3 billion, down 6.8% year over year largely due to a lighter renewal schedule in the second quarter of 2019 than in the prior-year period.

Technology:
Technology revenue grew 24.4% year over year in the second quarter to $100.4 million versus $80.7 million in the prior-year period (up 27.3% in constant currency). Technology gross profit margin was up 640 basis points year over year to 73.5% compared to 67.1% in the prior-year period, while Technology operating profit was up 44.2% year over year, and Technology operating profit margin was up 870 basis points year over year to 53.8% versus 45.1% in the prior-year period. There were no non-GAAP adjustments in the Technology segment in the quarter.

Select Second-Quarter Contract Signings:
In the second quarter, the company entered into several contracts in each of its sectors including the following:
• U.S. Federal: In the second quarter, Unisys signed a contract to provide support to a Defense Agency to maintain shared mission-critical IT services for select Department of Defense agencies and organizations throughout the government. Under this contract, Unisys will leverage its CloudForte™ solutions to provide a number of enterprise services including operation and maintenance, enterprise IT modernization, and security.
• Public: In the second quarter, Unisys signed a contract to design, build and manage new secure cloud infrastructure and an upgraded Wide Area Network for Australia’s Bureau of Meteorology, a new client for Unisys, to support a range of products and services to better inform decision-making by governments, emergency services, industry and the community.
• Commercial: In the second quarter, Unisys signed a new scope agreement with India’s flag carrier, Air India, for the Unisys Digistics™ integrated logistics software suite. Unisys is helping the client create a connected and automated cargo ecosystem for consistent and accurate data management, to help improve cash flow for the airline while creating greater transparency around shipment status for the airline’s cargo clients.
• Financial Services: In the second quarter, Unisys signed a renewed and expanded agreement with a leading Central American financial institution to modernize infrastructure capabilities using the Unisys ClearPath Forward® platform and development framework in support of their core applications. The agreement includes on-demand services supporting the bank’s core modernization, designed to give greater flexibility, speed and services to the bank’s customers.

Conference Call
Unisys will hold a conference call today at 5:00 p.m. Eastern Time to discuss its results. The listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor website at www.unisys.com/investor. Following the call, an audio replay of the webcast, and accompanying presentation materials, can be accessed through the same link.

(1) Constant currency – The company refers to growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior period results at a consistent rate.

(2) Services Backlog – Services Backlog is the balance of contracted services revenue not yet recognized, including only the funded portion of services contracts with the U.S. Federal government.

Non-GAAP and Other Information
Although appropriate under generally accepted accounting principles (“GAAP”), the company’s results reflect revenue and charges that the company believes are not indicative of its ongoing operations and that can make its revenue, profitability and liquidity results difficult to compare to prior periods, anticipated future periods, or to its competitors’ results. These items consist of certain portions of revenue, post-retirement and cost-reduction and other expense. Management believes each of these items can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that the evaluation of the company’s financial performance can be enhanced by use of supplemental presentation of its results that exclude the impact of these items in order to enhance consistency and comparativeness with prior or future period results. The following measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results, as well as to compare results to other companies in our industry.

(3) Non-GAAP adjusted revenue – In 2018 and 2019, the company’s non-GAAP results reflect adjustments to exclude certain revenue. In 2018, this includes revenue from software license extensions and renewals which were contracted for in 2017 and properly recorded as revenue at that time under the revenue recognition rules then in effect (ASC 605). Upon adoption of the new revenue recognition rules (ASC 606) on January 1, 2018, and since the company adopted ASC 606 under the modified retrospective method whereby prior periods were not restated, the company was required to include $53 million in the cumulative effect adjustment to retained earnings on January 1, 2018. ASC 606 requires revenue related to software license renewals or extensions to be recorded when the new license term begins, which in the case of the $53 million was January 1, 2018. The company has excluded revenue and related profit for these software licenses in its non-GAAP results since it has been previously reported in 2017. This is a one-time adjustment and it will not reoccur in future periods. Additionally, the company’s non-GAAP results include adjustments to exclude certain revenue and related profit relating to reimbursements from the company’s check-processing JV partners for restructuring expenses included as part of the company’s restructuring program.

(4) Non-GAAP operating profit – The company recorded pretax post-retirement expense and pretax charges in connection with cost-reduction activities and other expenses. For the company, non-GAAP operating profit excluded these items. The company believes that this profitability measure is more indicative of the company’s operating results and aligns those results to the company’s external guidance which is used by the company’s management to allocate resources and may be used by analysts and investors to gauge the company’s ongoing performance. During 2018 and 2019, the company included the non-GAAP adjustments discussed in (3) herein.

(5) Non-GAAP adjusted Services gross profit – During 2018 and 2019, the company included the adjustments discussed in (3) herein.

(6) Non-GAAP adjusted Services operating profit – During 2018 and 2019, the company included the adjustments discussed in (3) herein.

(7) Non-GAAP adjusted Technology gross profit – In the first quarter of 2018, the company included the ASC 606 adjustment discussed in (3) herein.

(8) Non-GAAP adjusted Technology operating profit – In the first quarter of 2018, the company included the ASC 606 adjustment discussed in (3) herein.

(9) EBITDA & adjusted EBITDA – Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is calculated by starting with net income (loss) attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income attributable to noncontrolling interests, interest expense (net of interest income), provision for income taxes, depreciation and amortization. Adjusted EBITDA further excludes post-retirement expense, cost-reduction and other expense, non-cash share-based expense, and other (income) expense adjustment. In order to provide investors with additional understanding of the company's operating results, these charges are excluded from the adjusted EBITDA calculation. During 2018 and 2019, the company included the adjustments discussed in (3) herein.

(10) Non-GAAP diluted earnings per share – The company has recorded post-retirement expense and charges in connection with cost-reduction activities and other expenses. Management believes that investors may have a better understanding of the company’s performance and return to shareholders by excluding these charges from the GAAP diluted earnings/loss per share calculations. The tax amounts presented for these items for the calculation of non-GAAP diluted earnings per share include the current and deferred tax expense and benefits recognized under GAAP for these amounts. During 2018 and 2019, the company included the adjustments discussed in (3) herein.

(11) Free cash flow – The company defines free cash flow as cash flow from operations less capital expenditures. Management believes this liquidity measure gives investors an additional perspective on cash flow from on-going operating activities in excess of amounts used for reinvestment.

(12) Adjusted free cash flow – Because inclusion of the company’s post-retirement contributions and cost-reduction charges/reimbursements and other payments in free cash flow may distort the visibility of the company’s ability to generate cash flow from its operations without the impact of these non-operational costs, management believes that investors may be interested in adjusted free cash flow, which provides free cash flow before these payments. This liquidity measure was provided to analysts and investors in the form of external guidance and is used by management to measure operating liquidity.

About Unisys
Unisys is a global information technology company that builds high-performance, security-centric solutions for the most demanding businesses and governments on Earth. Unisys offerings include security software and services; digital transformation and workplace services; industry applications and services; and innovative software operating environments for high-intensity enterprise computing. For more information on how Unisys builds better outcomes securely for its clients across the Government, Financial Services and Commercial markets, visit www.unisys.com.

Forward-Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, annual contract value, total contract value, new business ACV or TCV, backlog or other financial items; any statements of the company’s plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. In particular, statements concerning annual and total contract value are based, in part, on the assumption that all options of the contracts (Federal only) included in the calculation of such value will be exercised and that each of those contracts will continue for their full contracted term. Risks and uncertainties that could affect the company’s future results include, but are not limited to, the following: our ability to improve revenue and margins in our services business; our significant pension obligations and required cash contributions and requirements to make additional significant cash contributions to our defined benefit pension plans; our ability to access financing markets; our ability to maintain our installed base and sell new solutions; the potential adverse effects of aggressive competition in the information services and technology marketplace; cybersecurity breaches could result in significant costs and could harm our business and reputation; the potential adverse effects of a U.S. Federal government shutdown; our ability to effectively anticipate and respond to volatility and rapid technological innovation in our industry; our ability to retain significant clients; our contracts may not be as profitable as expected or provide the expected level of revenues; the risks of doing business internationally when a significant portion of our revenue is derived from international operations; the business and financial risk in implementing future acquisitions or dispositions; the impact of Brexit could adversely affect the company’s operations in the United Kingdom as well as the funded status of the company’s U.K. pension plans; our ability to attract, motivate and retain experienced and knowledgeable personnel in key positions; contracts with U.S. governmental agencies may subject us to audits, criminal penalties, sanctions and other expenses and fines; a significant disruption in our IT systems could adversely affect our business and reputation; we may face damage to our reputation or legal liability if our clients are not satisfied with our services or products; the performance and capabilities of third parties with whom we have commercial relationships; an involuntary termination of the company’s U.S. qualified defined benefit pension plans; the potential for intellectual property infringement claims to be asserted against us or our clients; the possibility that legal proceedings could affect our results of operations or cash flow or may adversely affect our business or reputation; the adverse effects of global economic conditions, acts of war, terrorism or natural disasters and the company’s consideration of all available information following the end of the quarter and before the filing of the Form 10-Q and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company’s future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.

Contacts:
Investors: Courtney Holben, Unisys, 215-986-3379
courtney.holben@unisys.com

Media: John Clendening, Unisys, 214-403-1981
john.clendening@unisys.com

###
RELEASE NO.: 0730/9693

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue
Services	$653.4	$586.7	$1,265.5	$1,155.2
Technology	100.4	80.7	184.1	220.6
	753.8	667.4	1,449.6	1,375.8
Costs and expenses
Cost of revenue:
Services	534.8	484.2	1,046.7	955.1
Technology	25.1	30.3	59.1	66.6
	559.9	514.5	1,105.8	1,021.7
Selling, general and administrative	99.7	92.7	197.7	183.6
Research and development	7.2	6.2	16.2	14.7
	666.8	613.4	1,319.7	1,220.0
Operating profit	87.0	54.0	129.9	155.8
Interest expense	16.2	15.7	31.7	32.3
Other income (expense), net	(28.9)	(18.0)	(59.3)	(40.6)
Income before income taxes	41.9	20.3	38.9	82.9
Provision for income taxes	12.1	14.3	25.9	35.2
Consolidated net income	29.8	6.0	13.0	47.7
Net income attributable to noncontrolling interests	3.6	2.2	6.2	3.3
Net income attributable to Unisys Corporation common shareholders	$26.2	$3.8	$6.8	$44.4
Earnings per share attributable to Unisys Corporation
Basic	$0.51	$0.07	$0.13	$0.87
Diluted	$0.42	$0.07	$0.13	$0.74
Shares used in the per share computations (in thousands):
Basic	51,782	50,986	51,600	50,867
Diluted	73,978	51,398	52,022	73,105

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	Eliminations	Services	Technology
Three Months Ended June 30, 2019
Customer revenue	$753.8	$—	$653.4	$100.4
Intersegment	—	(2.1)	—	2.1
Total revenue	$753.8	$(2.1)	$653.4	$102.5
Gross profit percent	25.7%		17.8%	73.5%
Operating profit percent	11.5%		6.0%	53.8%
Three Months Ended June 30, 2018
Customer revenue	$667.4	$—	$586.7	$80.7
Intersegment	—	(4.0)	—	4.0
Total revenue	$667.4	$(4.0)	$586.7	$84.7
Gross profit percent	22.9%		16.5%	67.1%
Operating profit percent	8.1%		3.2%	45.1%

	Total	Eliminations	Services	Technology
Six Months Ended June 30, 2019
Customer revenue	$1,449.6	$—	$1,265.5	$184.1
Intersegment	—	(4.5)	—	4.5
Total revenue	$1,449.6	$(4.5)	$1,265.5	$188.6
Gross profit percent	23.7%		16.6%	66.4%
Operating profit percent	9.0%		4.3%	44.8%
Six Months Ended June 30, 2018
Customer revenue	$1,375.8	$—	$1,155.2	$220.6
Intersegment	—	(14.0)	—	14.0
Total revenue	$1,375.8	$(14.0)	$1,155.2	$234.6
Gross profit percent	25.7%		16.5%	68.2%
Operating profit percent	11.3%		3.1%	51.2%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$507.2	$605.0
Accounts receivable, net	496.4	509.2
Contract assets	32.7	29.7
Inventories:
Parts and finished equipment	13.5	14.0
Work in process and materials	14.4	13.3
Prepaid expenses and other current assets	141.6	130.2
Total current assets	1,205.8	1,301.4
Properties	814.2	800.2
Less-Accumulated depreciation and amortization	690.4	678.9
Properties, net	123.8	121.3
Outsourcing assets, net	210.1	216.4
Marketable software, net	177.8	162.1
Operating lease right-of-use assets	134.5	—
Prepaid postretirement assets	152.9	147.6
Deferred income taxes	104.0	109.3
Goodwill	177.8	177.8
Restricted cash	10.3	19.1
Other long-term assets	210.8	202.6
Total assets	$2,507.8	$2,457.6
Liabilities and deficit
Current liabilities:
Current maturities of long-term-debt	$7.5	$10.0
Accounts payable	233.5	268.9
Deferred revenue	288.3	294.4
Other accrued liabilities	342.4	350.0
Total current liabilities	871.7	923.3
Long-term debt	668.6	642.8
Long-term postretirement liabilities	1,888.0	1,956.5
Long-term deferred revenue	147.0	157.2
Long-term operating lease liabilities	96.1	—
Other long-term liabilities	50.1	77.4
Commitments and contingencies
Total deficit	(1,213.7)	(1,299.6)
Total liabilities and deficit	$2,507.8	$2,457.6

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities
Consolidated net income	$13.0	$47.7
Adjustments to reconcile consolidated net income to net cash used for operating activities:
Foreign currency transaction losses	5.3	1.5
Non-cash interest expense	5.4	5.2
Employee stock compensation	7.3	7.3
Depreciation and amortization of properties	17.8	21.6
Depreciation and amortization of outsourcing assets	31.7	31.9
Amortization of marketable software	21.6	28.6
Other non-cash operating activities	(0.2)	(1.6)
Loss on disposal of capital assets	1.3	0.3
Gain on sale of properties	—	(7.1)
Postretirement contributions	(47.7)	(72.9)
Postretirement expense	47.1	38.5
Decrease in deferred income taxes, net	2.7	8.3
Changes in operating assets and liabilities:
Receivables, net	10.1	(21.2)
Inventories	(0.3)	(0.8)
Accounts payable and other accrued liabilities	(140.3)	(152.8)
Other liabilities	16.9	10.8
Other assets	(11.2)	(7.2)
Net cash used for operating activities	(19.5)	(61.9)
Cash flows from investing activities
Proceeds from investments	1,704.1	2,028.8
Purchases of investments	(1,706.9)	(2,034.6)
Investment in marketable software	(37.2)	(41.1)
Capital additions of properties	(20.8)	(9.9)
Capital additions of outsourcing assets	(39.7)	(42.4)
Net proceeds from sale of properties	(0.2)	19.7
Other	(0.4)	(0.9)
Net cash used for investing activities	(101.1)	(80.4)
Cash flows from financing activities
Proceeds from issuance of long-term debt	28.1	—
Payments of long-term debt	(10.5)	(1.3)
Other	(4.5)	(2.1)
Net cash provided by (used for) financing activities	13.1	(3.4)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.9	(17.3)
Decrease in cash, cash equivalents and restricted cash	(106.6)	(163.0)
Cash, cash equivalents and restricted cash, beginning of period	624.1	764.1
Cash, cash equivalents and restricted cash, end of period	$517.5	$601.1

UNISYS CORPORATION
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2019	2018	2019	2018
GAAP net income attributable to Unisys Corporation common shareholders		$26.2	$3.8	$6.8	$44.4

Topic 606 adjustment:	pretax	—	—	—	(53.0)
	tax	—	—	—	5.3
	net of tax	—	—	—	(47.7)

Postretirement expense:	pretax	23.6	19.2	47.1	38.5
	tax	—	0.2	0.1	0.5
	net of tax	23.6	19.4	47.2	39.0

Cost reduction and other expense:	pretax	7.0	0.7	10.6	(2.2)
	tax	(0.3)	—	(1.0)	0.1
	net of tax	6.7	0.7	9.6	(2.1)
	minority interest	2.5	—	3.2	—
	net of minority interest	9.2	0.7	12.8	(2.1)

Non-GAAP net income attributable to Unisys Corporation common shareholders		59.0	23.9	66.8	33.6

Add interest expense on convertible notes		5.0	4.9	10.0	9.7

Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share		$64.0	$28.8	$76.8	$43.3

Weighted average shares (thousands)		51,782	50,986	51,600	50,867

Plus incremental shares from assumed conversion:
	Employee stock plans	328	412	422	370
	Convertible notes	21,868	21,868	21,868	21,868

Non-GAAP adjusted weighted average shares		73,978	73,266	73,890	73,105

Diluted earnings per share

GAAP basis
GAAP net income attributable to Unisys Corporation for diluted earnings per share		$31.2	$3.8	$6.8	$54.1

Divided by adjusted weighted average shares		73,978	51,398	52,022	73,105

GAAP diluted earnings per share		$0.42	$0.07	$0.13	$0.74

Non-GAAP basis
Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share		$64.0	$28.8	$76.8	$43.3

Divided by Non-GAAP adjusted weighted average shares		73,978	73,266	73,890	73,105

Non-GAAP diluted earnings per share		$0.87	$0.39	$1.04	$0.59

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Cash provided by (used for) operations	$50.9	$(11.7)	$(19.5)	$(61.9)
Additions to marketable software	(19.2)	(22.1)	(37.2)	(41.1)
Additions to properties	(10.1)	(4.8)	(20.8)	(9.9)
Additions to outsourcing assets	(10.3)	(18.0)	(39.7)	(42.4)
Free cash flow	11.3	(56.6)	(117.2)	(155.3)
Postretirement funding	24.6	42.0	47.7	72.9
Cost reduction and other payments, net of reimbursements	12.4	10.0	21.9	27.0
Adjusted free cash flow	$48.3	$(4.6)	$(47.6)	$(55.4)

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income attributable to Unisys Corporation common shareholders	$26.2	$3.8	$6.8	$44.4
Net income attributable to noncontrolling interests	3.6	2.2	6.2	3.3
Interest expense, net of interest income of $2.9, $3.1, $5.8, $6.3 respectively*	13.3	12.6	25.9	26.0
Provision for income taxes	12.1	14.3	25.9	35.2
Depreciation	24.5	26.2	49.5	53.5
Amortization	12.1	13.9	21.6	28.6
EBITDA	$91.8	$73.0	$135.9	$191.0

Topic 606 adjustment	$—	$—	$—	$(53.0)
Postretirement expense	23.6	19.2	47.1	38.5
Cost reduction and other expense**	7.0	0.7	9.5	(2.2)
Non-cash share based expense	2.6	3.3	7.3	7.3
Other (income) expense adjustment***	3.5	2.8	11.1	10.3
Adjusted EBITDA	$128.5	$99.0	$210.9	$191.9

*Included in other (income) expense, net on the consolidated statements of income
**Reduced for depreciation and amortization included above
***Other (income) expense, net as reported on the consolidated statements of income less postretirement expense, interest income and items included in cost reduction and other expense

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue	$753.8	$667.4	$1,449.6	$1,375.8
Non-GAAP revenue	$747.3	$667.4	$1,441.1	$1,322.8
Net income as a percentage of revenue	3.5%	0.6%	0.5%	3.2%
Adjusted EBITDA as a percentage of Non-GAAP revenue	17.2%	14.8%	14.6%	14.5%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP SEGMENT REPORTING TO NON-GAAP SEGMENT REPORTING
(Unaudited)
(Millions)

	Three Months Ended		Six Months Ended
Services Segment	June 30,		June 30,
	2019	2018	2019	2018
GAAP total revenue	$653.4	$586.7	$1,265.5	$1,155.2
Restructuring reimbursement	(6.5)	—	(8.5)	—
Non-GAAP revenue	$646.9	$586.7	$1,257.0	$1,155.2

GAAP gross margin	$116.0	$96.7	$210.5	$190.8
Restructuring reimbursement	(6.5)	—	(8.5)	—
Non-GAAP gross margin	$109.5	$96.7	$202.0	$190.8

GAAP operating profit	$39.2	$18.6	$54.4	$35.7
Restructuring reimbursement	(6.5)	—	(8.5)	—
Non-GAAP operating profit	$32.7	$18.6	$45.9	$35.7

GAAP gross margin %	17.8%	16.5%	16.6%	16.5%
Non-GAAP gross margin %	16.9%	16.5%	16.1%	16.5%
GAAP operating profit %	6.0%	3.2%	4.3%	3.1%
Non-GAAP operating profit %	5.1%	3.2%	3.7%	3.1%

	Three Months Ended		Six Months Ended
Technology Segment	June 30,		June 30,
	2019	2018	2019	2018
GAAP total revenue	$102.5	$84.7	$188.6	$234.6
Topic 606 adjustment	—	—	—	(53.0)
Non-GAAP revenue	$102.5	$84.7	$188.6	$181.6

GAAP gross margin	$75.3	$56.8	$125.3	$160.1
Topic 606 adjustment	—	—	—	(53.0)
Non-GAAP gross margin	$75.3	$56.8	$125.3	$107.1

GAAP operating profit	$55.1	$38.2	$84.5	$120.2
Topic 606 adjustment	—	—	—	(53.0)
Non-GAAP operating profit	$55.1	$38.2	$84.5	$67.2

GAAP gross margin %	73.5%	67.1%	66.4%	68.2%
Non-GAAP gross margin %	73.5%	67.1%	66.4%	59.0%
GAAP operating profit %	53.8%	45.1%	44.8%	51.2%
Non-GAAP operating profit %	53.8%	45.1%	44.8%	37.0%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP SEGMENT REPORTING TO NON-GAAP SEGMENT REPORTING
(Unaudited)
(Millions)

	Three Months Ended		Six Months Ended
Total Unisys	June 30,		June 30,
	2019	2018	2019	2018
GAAP total revenue	$753.8	$667.4	$1,449.6	$1,375.8
Topic 606 adjustment	—	—	—	(53.0)
Restructuring reimbursement	(6.5)	—	(8.5)	—
Non-GAAP revenue	$747.3	$667.4	$1,441.1	$1,322.8

GAAP gross margin	$193.9	$152.9	$343.8	$354.1
Topic 606 adjustment	—	—	—	(53.0)
Restructuring reimbursement	(6.5)	—	(8.5)	—
Cost reduction expense	(1.0)	(0.5)	(4.7)	(3.5)
Non-GAAP gross margin	$186.4	$152.4	$330.6	$297.6

GAAP operating profit	$87.0	$54.0	$129.9	$155.8
Topic 606 adjustment	—	—	—	(53.0)
Restructuring reimbursement	(6.5)	—	(8.5)	—
Postretirement expense	0.8	0.9	1.6	1.9
Cost reduction and other expense	8.0	0.7	10.6	(2.2)
Non-GAAP operating profit	$89.3	$55.6	$133.6	$102.5

GAAP gross margin %	25.7%	22.9%	23.7%	25.7%
Non-GAAP gross margin %	24.9%	22.8%	22.9%	22.5%
GAAP operating profit %	11.5%	8.1%	9.0%	11.3%
Non-GAAP operating profit %	12.0%	8.3%	9.3%	7.7%